Exhibit 99.1

Contact:	Investor Relations Tempur-Pedic International Inc. 800-805-3635

For Immediate Release

TEMPUR-PEDIC INTERNATIONAL SUPPLEMENTS 2006 GUIDANCE

LEXINGTON, KY, February 6, 2006 – Tempur-Pedic International Inc. (NYSE: TPX), the leading manufacturer, marketer and distributor of premium mattresses and pillows worldwide, today issued a statement regarding the 2006 sales and earnings guidance it provided in its press release and related earnings call on January 26, 2006. During the call, the Company communicated that, as discussed in its previous earnings calls, in the first quarter of 2005 it experienced a surge in business related to its February 1, 2005 price increase which provided a higher level of revenue and operating leverage than it would normally experience. The Company also advised that its 2006 growth expectations would not be linear in comparison to 2005.

In reviewing analyst reports written subsequent to the earnings release, it appears that this communication was not fully understood. While the Company is comfortable with the consensus estimate of $456 million in net sales for the first half of 2006, the quarterly sequencing is inconsistent with the Company’s expectations. In particular, for the reasons noted above, the Company expects first quarter 2006 net sales will be up slightly from the first quarter of 2005. The Company notes that this is a clarification, and the Company’s overall view of 2006 and full year guidance has not changed. Also, as noted on the earnings call, the Company does not provide quarterly guidance and it is the Company’s policy not to comment on analyst estimates. However, the Company believed it was appropriate to address this issue in these specific circumstances.

Forward-looking Statements

This release contains “forward-looking statements,” within the meaning of federal securities laws, which include information concerning one or more of the Company’s plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including without limitation, management’s expectations regarding its net sales and earnings, are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include general economic and industry conditions and consumer confidence; uncertainties arising from global events; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to further penetrate the US retail furniture channel, including the timing of opening or expanding within large retail accounts; the Company’s ability to continuously improve its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; rising commodity costs; the market price for the Company’s common stock prevailing from time to time; and the nature of other investment opportunities presented to the Company from time to time. Additional information concerning these and other risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s annual report on Form 10-K under the headings “Special Note Regarding Forward-Looking Statements” and “Business-Risk Factors”. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances. In addition, nothing in this press release should be viewed as an adoption by the Company of any statements made in any analyst report.

About the Company

Tempur-Pedic International Inc. (NYSE: TPX) manufactures and distributes Swedish Mattresses and Neck Pillows™ made from its proprietary TEMPUR® pressure-relieving material: a visco-elastic material that conforms to the body to provide support and help alleviate pressure points. Products are currently sold in 60 countries under the TEMPUR® and Tempur-Pedic® brand names. World headquarters for Tempur-Pedic International is in Lexington, KY.

For more information, visit http://www.tempurpedic.com or call 800-805-3635.